                                                                   EXHIBIT 10.4


                           CERTIFICATE OF RESOLUTIONS


          I, Joseph M. Joyce, the Assistant Secretary to Best Buy Co., Inc., a Minnesota corporation, do hereby certify that the following resolution was duly adopted by the Directors of this corporation at a meeting held April 19, 1996, and that said resolution is still in full force and effect:

     RESOLVED:


          The bonuses payable pursuant to the bonus program for senior officers, as amended, in respect of fiscal 1997 shall be in amounts equal to the percentage of the base salary of the respective officers designated in the columns below which is set forth opposite the level of actual net income for fiscal 1997; provided, however, that the Chief Executive Officer and the President, acting unanimously, shall be authorized in their discretion to reduce the bonus payable to a senior officer to the extent of 50% of the amount thereof for the failure of such officer to achieve his or her individual goals for fiscal 1997:


                                             % OF BASE SALARY
                                ------------------------------------------------

                                                                             ALL
                                                                           OTHER
       ACTUAL                                                             SENIOR
     NET INCOME                 CEO      PRESIDENT        EXEC. VP      OFFICERS
     ----------                 ---      ---------        -------       --------
At least Budget               60.0%          50.0%          45.0%          30.0%
At least 105% of Budget       66.0%          55.0%          49.5%          33.0%
At least 110% of Budget       72.0%          60.0%          54.0%          36.0%
At least 115% of Budget       78.0%          65.0%          58.5%          39.0%
At least 120% of Budget       84.0%          70.0%          63.0%          42.0%
At least 125% of Budget       90.0%          75.0%          67.5%          45.0%
At least 130% of Budget       96.0%          80.0%          72.0%          48.0%
At least 135% of Budget      102.0%          85.0%          76.5%          51.0%
At least 140% of Budget      108.0%          90.0%          81.0%          54.0%
At least 145% of Budget      114.0%          95.0%          85.5%          57.0%
At least 150% of Budget      120.0%         100.0%          90.0%          60.0%


Dated: May 29, 1996.



                                        /s/ Joseph M. Joyce
                                        -----------------------------------
                                        Joseph M. Joyce
                                        Assistant Secretary